UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2018

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Principal Executive Officer and Appointment of New Principal Executive Officer, Appointment of New Director

On June 26, 2018 (the “Transition Date”), Christopher Richard von Jako, Ph.D. was appointed as the Chief Executive Officer of Dynatronics Corporation, a Utah corporation (the “Company”), effective immediately. In addition, effective as of the Transition Date, the size of the Board of Directors (the “Board”) was increased from six to seven members and Dr. von Jako was appointed to serve as a member of the Board, filling the newly created vacancy with a term expiring at the 2018 annual meeting of shareholders. As an employee director, Dr. von Jako will not be compensated for service on the Board apart from his regular employee compensation.

In connection with the appointment of Dr. von Jako as CEO, effective as of the Transition Date, as previously announced, Kelvyn H. Cullimore, Jr. will step down from his position as the Company’s CEO, a position he had held for 25 years. Mr. Cullimore will continue to serve as a non-employee director and member of the Board.

Dr. von Jako, served as President and CEO of NinePoint Medical, Inc. from November 2014 to June 2018. NinePoint Medical is a privately-held medical device company that designs, manufactures, and sells an Optical Coherence Tomography (OCT) imaging platform for clinical use in gastroenterology, pulmonology, urology, gynecology, and ENT, for the evaluation of human tissue microstructure. He successfully secured a significant strategic investment and long-term partnership with Merit Medical Systems, Inc in April 2018. From May 2013 to November 2014, he was the President and CEO of NeuroTherm, Inc., a medical device company that develops, manufactures, and markets state-of-the-art image-guided solutions for pain management until its acquisition by St. Jude Medical Corporation (now Abbott). Prior to joining NeuroTherm, from 2010 to 2013, he served as President of ActiViews, Inc., a privately held medical device company which developed and marketed minimally invasive tools for Interventional Radiology. In his nearly 25 years in the medical device industry, he also has worked in senior management positions at Radionics, a division of Covidien plc (now Medtronic plc), which he later sold to Integra LifeSciences Holdings Corporation, and Medtronic plc. Dr. von Jako holds a Ph.D. degree in Biomedical Sciences from the University of Pécs Medical School (Pécs, Hungary), a M.S. degree in Radiological Sciences and Technology from the department of Nuclear Engineering at the Massachusetts Institute of Technology (Cambridge, MA), and a double B.S. degree in Physics and Mathematics from Bates College (Lewiston, ME).

Dr. von Jako is an investor in the Company, having participated in the Company’s private placements of Series A 8% Convertible Preferred Stock and warrants and in its private offering of units of its common stock and shares of Series B Convertible Preferred Stock and warrants.

There are no arrangements or understandings between Dr. von Jako and any other persons pursuant to which he was selected as an officer or director. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as CEO, the Company entered into a letter agreement with Dr. von Jako (the “Employment Agreement”) on May 24, 2018 to be effective upon approval by the Board and establishment of the Transition Date, which provides for the following: (i) an annual base salary of $275,000; (ii) a target annual cash bonus up to a maximum of 30% of base salary (provided that quantitative and qualitative objectives established by the Compensation Committee of the Board have been met); (iii) a grant of a number stock options and restricted stock awards, as part of a new-hire grant, each for 50,000 shares, vesting in four annual installments of 25% each commencing on the first anniversary date of the Transition Date; and (iv) annual grants of stock options and restricted stock awards having an aggregate fair market value on date of grant of between $150,000 and $200,000 at the discretion of the Compensation Committee, with such fair market values determined with reference to a Black-Scholes model as to the options and the trading prices of the Company’s common stock as of the grant date as to the restricted stock awards. Fifty percent of the new hire stock option grant and restricted stock award will vest in the event of a termination of Dr. von Jako’s employment by the Company without cause during the first twelve months of his employment. In the event of a termination of his employment upon a change of control, all previously issued equity grants held by Dr. von Jako at the time of termination will vest in full, notwithstanding the terms of any equity incentive plan or applicable award agreements. Acceleration of vesting in any event will be subject to the execution of a general release of known and unknown claims in a form satisfactory to the Company.

Dr. von Jako also has entered into the Company’s standard form of indemnification agreement for executives and directors and an Agreement Regarding Confidential Information, Ownership of Inventions, Non-Competition, Customer Non-Solicitation and Employee Non-Solicitation Covenants, and Acknowledgment of At-Will Employment, which are part of his Employment Agreement. Among other things, these agreements impose certain restrictions on Dr. von Jako, including compliance with post-employment covenants to (i) protect the Company’s confidential information; (ii) not accept employment with or provide services to a competitor for one year after termination; (iii) not solicit the Company’s employees or customers for two years after termination; and (iv) not disparage or otherwise impair the Company’s reputation or goodwill.

The foregoing description of the Employment Agreement is a summary only and does not purport to be complete. A copy of such agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

After market closing on June 26, 2018, the Company issued a press release announcing the appointment of Christopher Richard von Jako as Chief Executive Officer and director of the Company and the termination of Kelvyn H. Cullimore, Jr. as Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Dynatronics Corporation and Christopher Richard von Jako effective June 26, 2018
99.1	Press Release – June 26, 2018**

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ David A. Wirthlin
David A. Wirthlin
Chief Financial Officer (Principal Financial Officer)

Date: June 26, 2018

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